Exhibit 10.7

Free English Translation

CONFIRMATION OF CASH FLOW SWAP OPERATION NO. 109824100014800

contracted under the terms of Agreement No. 33478

ITAÚ UNIBANCO:	ITAÚ UNIBANCO S.A.
CLIENT:	AURA ALMAS MINERACAO S A CNPJ/CPF:08.213.823/0001-07
OPENING DATE:	10/15/2024
EFFECTIVE DATE:	10/18/2024
MATURITY DATE:	10/02/2030
Quantity of Days Maximum of Extension:	14
PERIOD OF VALIDITY:	DC 2175 DU 1489
NOTIONAL VALUE:

☒ Fixed of: R$ 1,000,000,000.00

☐ Adjusted by valuation factor, in the following terms:

Adjusted Value = R$ x Adjustment Factor

Adjustment Factor =

R$ [o]: R$

Opening Date Rate/Index/Foreign Currency: Effective Date Rate/Index/Foreign Currency:

CLIENT
Interest Installments and Principal Installments for which the Client is responsible under the terms of the Agreement

Client’s Interest Installments: the amount resulting from applying the following formula to the Remaining Amount for the periods and payment dates indicated in the table below:

being:

VJ (i) = Adjusted Remaining Value(i) x Dollar Interest Factor(i) of which:

VJ(i) = value of the Client’s Interest Portion at Event(i)

Event(i) = interest and/or principal payment event number “i” of the

Customer indicated in the table below

Adjusted Remaining Value (i) = is the Remaining Value indicated in the table below multiplied by the Adjustment Factor (if the NOTIONAL VALUE is Adjusted).

Dollar Interest Factor(i) =

Correction Factor Foreign Currencies(i) x  where:

Factor of Correction Foreign Currencies(i) = under the terms of the Agreement being: Initial Quotation: Initial DÓLLAR Quotation: 5.695000

R$/USD; Final Quotation: business day immediately prior to the due date of the Client’s respective Interest Installment Payment Date.

Adjustment Factor Notional Value Dollar = Interest will be charged on the Notional Value at the Linear Interest Rate, per year - base of 252 (two hundred and fifty-two) Business Days, from the First Payment Date until December 15, 2023.

Linear Interest Rate = 6.975000% per year (base 360 DC(i))

DC(i) = number of calendar days in the Client’s Interest Installment Calculation Period relating to Event(i) including the first date and excluding the last date of each Client’s Interest Installment Calculation Period indicated in the table below

Client’s Principal Installments: Client’s Principal Amounts indicated in the table below multiplied by the Dollar Notional Value Adjustment Factor and corrected by the Foreign Currency Correction Factor(i), calculated under the terms of the Agreement being: Initial Quotation: Initial DOLLAR Quotation: 5.695000 R$/USD; Final Quotation: business day immediately prior to the due date of the respective Principal Payment Date of the Client.

Event (i)	Interest and/or Principal Payment Dates of ITAÚ UNIBANCO	Equivalent interest rate (exponential base 360 calendar days)%	ITAÚ UNIBANCO Interest Installment Calculation Periods	Remaining value of ITAÚ UNIBANCO (R$)	ITAÚ UNIBANCO principal installments (R$)
1	04/02/2025	6.975000	10/18/2024 to 04/02/2025	1,000,000,000.00	0.00
2	10/02/2025	6.975000	04/02/2025 to 10/02/2025	1,000,000,000.00	0.00
3	04/02/2026	6.975000	10/02/2025 to 04/02/2026	1,000,000,000.00	0.00
4	10/02/2026	6.975000	04/02/2026 to 10/02/2026	1,000,000,000.00	0.00
5	04/02/2027	6.975000	10/02/2026 to 04/02/2027	1,000,000,000.00	0.00
6	10/02/2027	6.975000	04/02/2027 to 10/04/2027	1,000,000,000.00	142,857,100.00
7	04/03/2028	6.975000	10/04/2027 to 04/03/2028	857,142,900.00	142,857,100.00
8	10/02/2028	6.975000	03/04/2028 to 10/02/2028	714,285,800.00	142,857,100.00
9	04/02/2029	6.975000	10/02/2028 to 04/02/2029	571,428,700.00	142,857,100.00
10	10/02/2029	6.975000	04/02/2029 to 10/02/2029	428,571,600.00	142,857,100.00
11	04/02/2030	6.975000	10/02/2029 to 04/02/2030	285,714,500.00	142,857,100.00
12	10/02/2030	6.975000	04/02/2030 to 10/02/2030	142,857,400.00	142,857,400.00

INSTRUMENT: 109824100014800	Page 3 of 11

AUTHENTICATION (SIM-II): 4B631AAC-BD9C-4C91-991B-F1CC1CF22F0B

ITAU _SWAP _CON _ABERTURA _FLUXOCAIXA /CLIENTEPAGAUSD /BANCOPAGACDI _AURAMINERALS

_ID116506

ITAÚ UNIBANCO
Interest Installments and Principal Installments for which ITAU UNIBANCO S.A. is responsible For the terms of the agreement

ITAU UNIBANCO Interest Installments: amount resulting from the application, on the Remaining Amount, of the following formula for the periods and payment dates indicated in the table below:

being:

VJ(i) = value of ITAÚ UNIBANCO’s Interest Portion in Event(i) Event(i) = event number “i” of payment of interest and/or principal of the Customer indicated in the table below

Adjusted Remaining Value (i) = is the Remaining Value indicated in the table below

Interest Factor CDI(i) =

CDI Correction Factor(i) = calculated under the terms of the Agreement for the period relating to Event(i) using the CDI Percentage indicated below:

Percentage of CDI = 100.00%

Exponential Interest Rate = 1.600000% per year (base 252 DU) equivalent to the exponential interest rate base 360 DC as shown in the table below

DU(i) = number of business days in the Client’s Interest Installment Calculation Period relating to Event(i) including the first date and excluding the last date of each Interest Installment Calculation Period of ITAÚ UNIBANCO indicated in the table below

ITAÚ UNIBANCO Principal Installments: amounts indicated in the table below multiplied by the Adjustment Factor:

INSTRUMENT: 109824100014800	Page 4 of 11

AUTHENTICATION (SIM-II): 4B631AAC-BD9C-4C91-991B-F1CC1CF22F0B

ITAU _SWAP _CON _ABERTURA _FLUXOCAIXA /CLIENTEPAGAUSD /BANCOPAGACDI _AURAMINERALS

_ID116506

Event (i)	Interest and/or Principal Payment Dates of ITAÚ UNIBANCO	Equivalent interest rate (exponential base 360 calendar days) %	ITAÚ UNIBANCO Interest Installment Calculation Periods	Remaining value of ITAÚ UNIBANCO (R$)	ITAÚ UNIBANCO Principal Installments (R$)
1	04/02/2025	1.541725	10/18/2024 to 04/02/2025	1,000,000,000.00	0.00
2	10/02/2025	1.586152	04/02/2025 to 10/02/2025	1,000,000,000.00	0.00
3	04/02/2026	1.569623	10/02/2025 to 04/02/2026	1,000,000,000.00	0.00
4	10/02/2026	1.573565	04/02/2026 to 10/02/2026	1,000,000,000.00	0.00
5	04/02/2027	1.531665	10/02/2026 to 04/02/2027	1,000,000,000.00	0.00
6	10/04/2027	1.581321	04/02/2027 to 10/04/2027	1,000,000,000.00	142,857,100.00
7	04/03/2028	1.569623	10/04/2027 to 04/03/2028	857,142,900.00	142,857,100.00
8	10/02/2028	1.569623	04/03/2028 to 10/02/2028	714,285,800.00	142,857,100.00
9	04/02/2029	1.519016	10/02/2028 to 04/02/2029	571,428,700.00	142,857,100.00
10	10/02/2029	1.598741	04/02/2029 to 10/02/2029	428,571,600.00	142,857,100.00
11	04/02/2030	1.531665	10/02/2029 to 04/02/2030	285,714,500.00	142,857,100.00
12	10/02/2030	1.598741	04/02/2030 to 10/02/2030	142,857,400.00	142,857,400.00

INSTRUMENT: 109824100014800	Page 5 of 11

AUTHENTICATION (SIM-II): 4B631AAC-BD9C-4C91-991B-F1CC1CF22F0B

ITAU _SWAP _CON _ABERTURA _FLUXOCAIXA /CLIENTEPAGAUSD /BANCOPAGACDI _AURAMINERALS

_ID116506

CLAUSE BM&F: applicable not applicable
Others:

Statements:

(1)       In addition to the representations contained in the Agreement, the CLIENT declares that it has understood and agrees with all the terms of this CONFIRMATION and that, therefore, it is aware that due to the risks assumed in this OPERATION it may suffer negative adjustments and become indebted to ITAU UNIBANCO S.A.

(2)       ITAU UNIBANCO, in the normal course of its activities, acts in a relevant manner in the markets where the underlying asset, limiters, verifiers, conditions and rights of this OPERATION are traded, even hedging its positions through operations contracted in such markets. In this context, the CLIENT declares that it is aware that such operations practiced by ITAU UNIBANCO may indirectly affect or even contribute, eventually and unintentionally, to the limitations, verifiers, suspensive condition, resolutive condition or right of withdrawal indicated above being reached.

(3)       The CLIENT, through the undersigned representatives, declares that the OPERATION which is the subject of this CONFIRMATION has been examined and approved by administrators with powers to assume the obligations set out in this instrument.

(4)       The CLIENT acknowledges that this OPERATION is a risky business, that its outcome is unpredictable and that this contract is a random contract under the terms of Article 458 et seq. of the Brazilian Civil Code.

1)	The complete definition and calculation methodology relating to the foreign currencies, indices, prices and rates (“Correction Factors”) applicable to this Confirmation are set out in the document “APPENDIX B / SUPPLEMENTARY APPENDIX B to the AGREEMENT FOR THE CELEBRATION OF DERIVATIVES OPERATIONS / GLOBAL DERIVATIVES CONTRACT,” which are registered at the 5th Registry Office of Deeds and Documents and Civil of Legal Entities of the Capital of the State of São Paulo, under no. 1.590.258, and whose version in force on this date is available for consultation on the website https://www.itau.com.br/itaubba-pt/o-que-fazemos/derivativos/. With regard to the Financial Clauses, the provisions agreed between the parties in [Appendix/Annex] and/or [Agreement/Contract] signed prior to this Confirmation shall prevail.

2)	“Swap Marking Clause”: in addition to that defined in the “Central Counterparty Clause” or “BM&F Clause,” ITAÚ UNIBANCO may also carry out operations of a similar nature in the offshore market, whether or not concurrently with operations in organized derivatives markets in Brazil, to minimize its exposure to the indexes that are the subject of this OPERATION (“Hedge”). Notwithstanding any provision set forth in the Agreement, should any of the events below occur (“Early Settlement Event(s)”), this OPERATION may, at ITAÚ UNIBANCO’s discretion, be settled early, upon prior notice to the CLIENT, for an early settlement amount to be determined by the Calculation Agent, as set forth in the “EARLY SETTLEMENT AMOUNTS” Clause below, in which case the BANKS CLAUSE shall not apply. In the event that the CLIENT needs to settle any financial amount to ITAÚ UNIBANCO, the entire amount may, at ITAÚ UNIBANCO’s sole discretion, be settled or offset by an Offshore entity of the CLIENT in favor of the entity that ITAÚ UNIBANCO used to hedge the transaction converted into US Dollars (USD).

I.	Inconvertibility Event: any event or existence of any condition which, directly or indirectly, limits or in any way restricts the convertibility of Reais (BRL) into US Dollars (USD) or USD into BRL, or the transfer of USD from Brazil to other countries or from other countries to Brazil (including, without limitation, through delays, increased costs or discriminatory exchange rate or any other current or future restrictions).

II.	Fallback Event: scenario where ITAÚ UNIBANCO, as Calculation Agent, is unable (or there is a substantial likelihood that it will be unable) to determine any value related to foreign currencies, indices, prices and rates necessary for the settlement of this OPERATION due to market conditions, including, but not limited to (i) market volatility, (ii) market liquidity and (iii) regulatory or artificial market limitations.

III.	Tax Event: the occurrence of any act or event, at any time, related to the increase, imposition, creation, withholding or deduction of taxes that impacts the Hedge, such as:

(i)	the imposition of taxes and/or other levies on the transfer of USD out of Brazil, or on the entry of USD into Brazil;

(ii)	the imposition of any additional taxes and/or other levies affecting the costs of the Hedge; or

(iii)	the imposition of any taxes and/or other levies on the conversion of BRL into USD or USD into BRL.

IV.	Legal and/or Regulatory Event: any legal and/or regulatory changes that prevent or hinder (or there is a substantial likelihood that they will prevent or hinder) ITAÚ UNIBANCO, or its affiliates and agents, from maintaining the Hedge.

V.	Residual Risk Event: any event, action or circumstance that in any way materially and adversely affects (or there is a substantial likelihood that it may affect) the costs to ITAÚ UNIBANCO, or its affiliates and agents, of maintaining the Hedge.

3)	“Early Settlement Values” clause:

In the event of early settlement dealt with in the “Swap Marking Clause” above, the amount to be paid by one Party to the other for early settlement of this Transaction shall be that informed by the Calculation Agent, whereby:

(i)	the Amount owed by ITAÚ UNIBANCO shall be calculated as the current ITAÚ UNIBANCO Interest Installments, as defined in this CONFIRMATION and in the AGREEMENT, added to the amount of the ITAÚ UNIBANCO Principal Installments paid in each installment, such amounts being discounted by an offshore dollar curve.

(ii)	The amount owed by the CLIENT will be calculated as the CLIENT’s current Interest Installments, as defined in the CONFIRMATION and in the AGREEMENT, added to the amount of the CLIENT’s Principal Installments paid in each installment, these amounts being discounted by a theoretical curve based on the interest rates of future Dollar contracts traded on B3.

4)	“Missing Market Events” clause:

In the event that the Calculation Agent is unable (or there is a substantial likelihood that it will not be able) to determine any values relating to foreign currencies, indices, prices and rates necessary for the settlement of this OPERATION due to a Price Source Disruption and there is therefore a “Maturity Date Extension,” the values will be determined on the next Business Day following the date on which the Price Source Disruption ceases to exist. If this persists, the calculations and determinations by the Calculation Agent will be made on the next Business Day after the “Maximum Number of Days of Extension.” If there is a disagreement, the values calculated by the Calculation Agent will be used instead.

“Maturity Date Extension” means, for the purposes of determining the settlement values of this OPERATION, that the value will be determined on the first Business Day following the day on which the Price Source Interruption ceases to exist, unless the Price Source Interruption continues to exist for a consecutive number of calendar days equal to the Maximum Extension Days Quantity. In this case, calculations and determinations by the Calculation Agent will be carried out on the next Business Day after the “Maximum Extension Number of Days.”

“Price Source Interruption” means a situation in which it becomes impossible to obtain any index, rate, quotation or price of the present OPERATION or of the operations object of the Hedge due to its non-disclosure or extinction, without the disclosure of a substitute index, rate, quotation or price.

If an event occurs that may be considered both an Out-of-Market Event and an Early Settlement Event, the terms and conditions set forth in the “Swap Marking Clause” shall prevail and such event shall be considered an Early Settlement Event as provided in said Clause.

5)	Notwithstanding the early maturity events agreed in the Agreement, the Parties agree that the OPERATION formalized in this Confirmation shall be settled in advance, becoming immediately payable on the same date on which the Debentures, object of the Client’s 2nd Issue of Simple Debentures (“Second Issue of Debentures”), under the terms of the Public Deed dated
September 8, 2024 (“Second Issue Deed”), is settled in advance, in whole or in part, either voluntarily, by verification of any hypothesis of early settlement, if applicable, or due to the occurrence of any hypothesis of mandatory early settlement or early maturity. In this case, the amount to be paid by one Party to the other for the purposes of early settlement of this OPERATION shall be calculated by the Calculation Agent, in good faith and using commercially accepted methods, considering losses or expenses incurred, or potential gains, always respecting the market conditions in force at the time, in accordance with the calculation methodology provided for in the Agreement.

6)	In addition to the hypotheses of early maturity agreed in the clause “EARLY MATURITY” of the Agreement, this Transaction may be considered early matured, at the sole discretion of ITAÚ UNIBANCO, causing the immediate demand ability of all obligations arising from this Transaction, in the following hypotheses:

(i)	failure by Aura Minerals Inc (“Aura Minerals”) to comply with the financial ratio below, to be calculated by Aura Minerals on a quarterly basis in accordance with generally accepted accounting principles in Brazil and monitored by Itaú within 15 (fifteen) Business Days from the date of receipt by ITAÚ

UNIBANCO of the information referred to in item 7 below, based on the Financial Statements of Aura Minerals, reported quarterly, in United States Dollars, as the case may be (“Initial Financial Ratio”), starting, inclusive, from the Consolidated Financial Statements of Aura Minerals for the fiscal year ended September 31, 2024 until the calculation to be made based on the Consolidated Financial Statements of Aura Minerals for the three-month period ended June 30, 2025: (a) the financial ratio resulting from dividing Net Debt by Aura Minerals’ EBITDA, which must be equal to or less than 2.75x.

(ii)	After the calculation of the Initial Financial Ratio for the three-month period ended June 30, 2025, failure by the Client to comply with the financial ratio below, to be calculated by the Client, on a quarterly basis, in accordance with accounting principles generally accepted in Brazil and monitored by ITAÚ UNIBANCO within 5 (five) Business Days from the date of receipt, by Itaú of the information referred to in item 7 below, based on the available quarterly information and financial statements of the Client considering the previous twelve (12) month period (“Subsequent Financial Ratio” and, together with the Initial Financial Ratio, the “Financial Ratios”):

Closing of Financial Years and Quarters (always considering the period of 12 (twelve) months prior to that date)	Net Debt/EBITDA
Until October 2, 2027 (First Date of Amortization of Debentures)	Less than or equal to 2.00x
From October 2, 2027 (First Debenture Amortization Date) until the Debenture Maturity Date	Less than or equal to 1.50x

(iii)	failure by the CLIENT to comply with the minimum useful life of the mines operated by the CLIENT. For the purposes of this clause, the minimum term must be at least 24 (twenty-four) months after the Maturity of this Operation and the useful life will be determined, in years, by the product obtained by the ratio (division) between: (i) the quantity of proven and probable gold reserves of the CLIENT’s mines, to be published by April of the year following the end of a fiscal year and (ii) the accumulated annual production of the previous 12 months of gold smelted by the CLIENT’s processing plant(s). For purposes of this calculation, proven and probable reserves shall be defined according to the standards of Canadian National Instrument 43-101, or the Australasian Joint Ore Reserves Committee (JORC) code or Securities and Exchange Commission (SEC) Regulation S-K 1300. For the purposes of this clause, this obligation applies only to the CLIENT, and any companies that may become controlled by or affiliated with the CLIENT in the future are not included in the calculations or obligations assumed herein.

6.1 For the purposes of this Confirmation, Net Debt and EBITDA shall have the following meanings:

“EBITDA” corresponds to the accumulated sum of the last twelve months, up to the closing date of the respective period, on the Client’s consolidated basis, of the net income for the period before deducting: (i) current income tax and deferred income tax expenses, (ii) depreciation and amortization expenses, (iii) financial expenses deducted from financial income, (iv) other net income (expenses) and non-operating income,

This includes the effects of the disposal or impairment of non-current assets and equity instruments.

“Net Debt” means the sum of consolidated debts from loans and financing, reduced by the amount of cash and cash equivalents. Operating lease liabilities should not be considered for calculation purposes.

7)	The Client undertakes to provide ITAÚ UNIBANCO with: (a) no later than ninety (90) calendar days after the end of the fiscal year, or within ten (10) days after the date of its disclosure, whichever occurs first: (1) a copy of the Client’s complete, consolidated and audited financial statements for the respective fiscal year, prepared in accordance with applicable Brazilian law, the accounting principles generally accepted in Brazil, and the rules issued by the CVM, accompanied by the opinion of independent auditors with valid registration with the CVM (“Aura Minerals’ Consolidated Financial Statements”); (2) a copy of its quarterly information for the respective quarter, accompanied by the management report on the financial statements as required by the applicable legislation, accompanied, on a quarterly basis, by the calculation memory of the Financial Ratios prepared by the Client comprising all the items necessary to obtain the Financial Ratios, under penalty of impossibility of monitoring by ITAÚ ÚNIBANCO, which may request from the Client any additional clarifications that may be necessary; (3) a statement, signed by a legal representative of the Client, empowered to do so under its bylaws, attesting that: (I) the provisions contained in this Second Issue Indenture remain valid; and (II) the non-occurrence of any Event of Default and the non-existence of non-compliance with the Client’s obligations towards the Debenture Holders of the Second Issue of Debentures; and (4) within a maximum of forty-five (45) calendar days after the end of the six-month period, to provide ITAÚ ÚNIBANCO with the interim balance sheets for June of each year accompanied by the statement of calculation of the Financial Ratios prepared by the Client.

8)	In the event of early maturity as provided for in item 6 above, the calculation of the price for early settlement shall follow the provisions of Paragraph Three of the EARLY MATURITY clause of the Agreement.

The GUARANTOR INTERVENERS authorize the total or partial debiting of the amounts due under the Agreement from all accounts opened with ITAÚ UNIBANCO on the date of issue of this authorization, on or after the due date, and may use the overdraft limit, if contracted, to avoid delays in payments. This authorization is applicable only when the transaction, formalized by means of this instrument, has GUARANTOR INTERVENERS.

Ratification of the Commitment Clause: the Parties hereby expressly ratify that this Transaction will be governed by the terms of the Agreement for the Execution of Derivatives Transactions signed between them. This Transaction will be governed by Brazilian law. Any doubt or controversy arising from this transaction will be resolved through arbitration, under the terms of the Compromissory Clause provided for in the aforementioned Agreement, which is expressly ratified herein.

The parties acknowledge that this instrument may, at the parties’ discretion, be signed in digital and electronic form under the terms of current legislation and acknowledge that, even when signed in this format, this instrument is valid, authentic, legitimate and effective for all legal purposes.

They also acknowledge that any divergence between the dates of this instrument and the date appearing on the elements indicating its electronic or digital formalization exists only by virtue of formal procedures, the dates recorded on the instrument itself being valid for all legal purposes to govern the events of this operation.

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CLIENT

ITAU UNIBANCO SA:

/s/ Debora Abud Inacio	/s/ Karine Kumamoto Nagao
Name: Debora Abud Inacio	Name: Karine Kumamoto Nagao
CPF n°:	CPF n°:
RG n°:	RG n°:

WITNESSES:

1. /s/ Marcelo Inoue	2 /s/ Fabiano Santos Steagall Person
Name: Marcelo Inoue	Name: Fabiano Santos Steagall Person
CPF n°:	CPF n°:
RG n°:	RG n°: